INVESTOR CONTACTS:
Ken Tarpey                                        Corey Cutler
Proxicom                                          Morgen Walke Associates
Executive Vice President and CFO                  212.850.5600
703.262.3200 or fax: 703.262.3201

PRESS CONTACT:
Greg Kampanis                                     Eileen King
Proxicom                                          Morgen-Walke Associates
Manager, Corporate Communications                 212-850-5600
703.262.3200 or kampanis@proxicom.com

             PROXICOM GENERATES SIGNIFICANT GROWTH IN FOURTH QUARTER
            Company Reports EPS of $0.06 on 130 Percent Revenue Gain
                        Announces Two-for-One Stock Split

RESTON, Va., Jan. 26, 2000--Proxicom, Inc. (Nasdaq: PXCM), a leading Internet consulting and e-business development company, today announced record revenues, gross profit and net income for the fourth quarter and year ended December 31, 1999.

For the fourth quarter of 1999, revenues totaled $29.6 million, a 130% increase from $12.9 million the same period a year ago. On a quarterly sequential basis, revenues increased 26% over the $23.6 million for the third quarter of 1999. Operating income for the fourth quarter was $1.7 million, representing an operating margin of 6%. This figure is compared to an operating income of $237,000 for the fourth quarter a year ago and an operating income of $1.9 million for the third quarter of 1999. Net income for the quarter was $1.9 million or $0.06 earnings per diluted share. This compared to a net loss of $10,000 for the fourth quarter a year ago, or breakeven on a per diluted share basis, and net income of $1.5 million, or $0.05 earnings per diluted share for the third quarter of 1999.

For the year ended December 31, 1999, the company recorded revenue of $82.7 million, compared to $44.0 million in 1998, an 88% increase. Operating income for the twelve months was $4.2 million, compared to an operating loss of $22.1 million in the previous year. Net income during the twelve-month period, excluding an acquisition-related charge and a non-cash beneficial conversion charge, was $4.3 million or $0.16 per diluted share. This compared to a net loss, excluding acquisition-related charges, in the twelve months of 1998 of $19.6 million or $1.34 loss per diluted share.

Proxicom also announced that its Board of Directors approved a two-for-one stock split of its outstanding common shares. This split will apply to shareholders of record at the close of business on February 9, 2000.

The company's transfer agent will distribute the additional shares on February 24, 2000.

"We continue to make significant progress across all of our key metrics," said Raul J. Fernandez, President & Chief Executive Officer of Proxicom. "We continue to see growth in: top line revenue, revenue per billable employee, average rate per hour, gross margin, billable headcount and earnings per share."

"During the fourth quarter, we increased our service capacity through the addition of 76 service professionals to meet increased client demand, a figure that illustrates Proxicom's continued ability to attract the best and brightest," Mr. Fernandez said. "We also continued to invest aggressively in our operations infrastructure, both domestically and overseas, to position ourselves for sustainable long-term growth. Along with the expansion of our Reston, Va., New York, Chicago and San Francisco offices, we also established a new office in London, furthering our European and wireless market strategy and demonstrating our commitment to building offices that provide additional levels of service and support to our clients worldwide."

"We are especially excited about our achievements on the wireless front, which continued during the fourth quarter through a strategic alliance with Ericsson Professional Services and Consulting to deliver comprehensive mobile e-business solutions to the U.S. corporate market," Fernandez continued. "Proxicom is currently working on several wireless projects in Europe and the United States."

"We also continued to add high-profile wins across all of our vertical industries. New engagements in the United States included those for General Motors Acceptance Corporation (GMAC), Armstrong World Industries and three leading financial services firms, among others. Additionally, our European operations have seen increased growth as a result of significant wins including a major German conglomerate and a significant cross-European engagement with the French automobile manufacturer Renault. Our early investment in Europe is paying off with new multi-million dollar engagements with some of Europe's largest companies."

ABOUT PROXICOM:

PROXICOM is an e-business development and consulting company that delivers innovative Internet-based solutions and applications for Fortune 500 and global companies throughout the world. Our 700 strategy, creative and technology professionals provide specialized e-business solutions for the following global industries: Energy & Telecom; Financial Services; Retail & Manufacturing; and the Service Industries, which include media and entertainment, and the travel and transportation businesses. Founded in 1991, Proxicom has developed e-businesses for such blue-chip companies as America Online, BMW, General Electric, Marriott International, MCI WorldCom, Mercedes-Benz Credit Corp., and others.

With its headquarters in Reston, Va., Proxicom has U.S. offices in New York, Los Angeles, Chicago, San Francisco, Houston, and Sausalito, Calif., and European offices in London, Munich, Rome and Madrid.

PROXICOM.  E-business.  Our only business.

Proxicom is a registered trademark of Proxicom, Inc. All other product, service and company names are trademarks, registered trademarks or service marks of their respective owners.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Statements in this release regarding Proxicom, Inc.'s business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements in this release, see the "Risk Factors" section in the company's prospectus dated April 19, 1999.

                               (Tables to follow)

                                 PROXICOM, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)



                                                                     Three Months Ended                  Year Ended
                                                                        December 31,                    December 31,
                                                                   1998            1999           1998           1999
                                                                   ----            ----           ----           ----
Revenue                                                            $ 12,887        $ 29,621       $ 44,006        $ 82,688
Cost of revenue                                                       7,549          14,787         24,928          43,560
                                                                   --------        --------       --------        --------
Gross profit                                                          5,338          14,834         19,078          39,128
                                                                   --------        --------       --------        --------

Operating Expenses:
      General and administrative                                      4,421          10,656         16,397          28,647
      Selling and marketing                                             640           2,421          2,919           5,554
      Research and development                                            -               -            692               -
      Acquisition and merger costs                                        -               -          2,886             300
      Stock-based and other compensation                                 40             106         18,308             437
                                                                   --------        --------       --------        --------
         Total                                                        5,101          13,183         41,202          34,938
                                                                   --------        --------       --------        --------

Income (loss) from operations                                           237           1,651        (22,124)          4,190

Interest income (expense), net                                          (72)          1,658           (121)          2,770
                                                                   --------        --------       --------        --------

Net income (loss) before income taxes                                   165           3,309        (22,245)          6,960

Income tax provision (benefit)                                          175           1,423           (900)          2,936
                                                                   --------        --------       --------        --------

Net income (loss)                                                       (10)          1,886        (21,345)          4,024

Dividend:
      Beneficial conversion of 1,218,333 shares
        of Series D convertible preferred stock (1)                       -               -              -          (4,873)
                                                                   --------        --------       --------        --------

Net income (loss) available to common stockholders                 $    (10)       $  1,886       $(21,345)       $   (849)
                                                                   ========        ========       ========        ========

Net income (loss) per share (2):

      Basic                                                        $   0.00        $   0.07       $  (1.46)       $  (0.04)
                                                                   ========        ========       ========        ========

      Diluted                                                      $   0.00        $   0.06       $  (1.46)       $  (0.04)
                                                                   ========        ========       ========        ========

      Weighted average shares, basic                                 15,380          26,072         14,576          22,266
                                                                   ========        ========       ========        ========

      Weighted average shares, diluted                               15,380          30,843         14,576          22,266
                                                                   ========        ========       ========        ========

Pro forma net income (loss) per share:
      Diluted, excluding acquisition and
      beneficial conversion charges                                $   0.00        $   0.06       $  (1.34)       $   0.16
                                                                   ========        ========       ========        ========

      Weighted average shares, diluted                               15,380          30,843         14,576          26,046
                                                                   ========        ========       ========        ========



(1) To record a non-cash dividend for the beneficial conversion of Series D convertible preferred shares sold in February 1999 at $6.00 per share.

(2) Net income (loss) per share is computed in accordance with SFAS No. 128, "Earnings Per Share," and SEC Staff Accounting Bulletin No. 98 for both periods presented. The computation of diluted net loss per share excludes Series A, B, C and D convertible preferred stock, warrants and common stock issuable upon the exercise of certain employee stock options, as their effect is antidilutive.

                                 PROXICOM, INC.
                           CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)
                                   (unaudited)

                                                                                   December 31,      December 31,
                                                                                       1998              1999
                                                                                       ----              ----
                                     ASSETS

Current assets:
       Cash and cash equivalents                                                    $  2,586          $113,819
       Investments                                                                       278             5,819
       Accounts receivable, net                                                        9,893            24,043
       Unbilled services                                                               4,259             1,865
       Deferred tax assets and other                                                     833             3,329
                                                                                    --------          --------
          Total current assets                                                        17,849           148,875

Property and equipment, net                                                            2,944             5,063
Deferred tax assets and other                                                          1,758             6,605
                                                                                    --------          --------
       Total assets                                                                 $ 22,551          $160,543
                                                                                    ========          ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
       Lines of credit                                                              $  5,554          $      -
       Trade accounts payable                                                            662             1,345
       Accrued compensation and other liabilities                                      6,417            11,895
       Deferred revenue                                                                1,889             3,533
       Note payable                                                                    1,400                 -
                                                                                    --------          --------
          Total current liabilities                                                   15,922            16,773

Deferred income taxes                                                                      -                55

Stockholders' equity                                                                   6,629           143,715
                                                                                    --------          --------

       Total liabilities and stockholders' equity                                   $ 22,551          $160,543
                                                                                    ========          ========

                                 PROXICOM, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)

                                                                                                            Year Ended
                                                                                                           December 31,
                                                                                                     1998            1999
                                                                                                     ----            ----
Cash flows (used in) provided by operating activities:
        Net (loss) income                                                                           $ (21,345)       $   4,024
        Adjustments to reconcile net (loss) income to net cash provided by
        (used in) operating activities and changes in assets and liabilities                           17,523           (1,969)
                                                                                                    ---------        ---------
        Net cash (used in) provided by operating activities                                            (3,822)           2,055
                                                                                                    ---------        ---------
Cash flows used in investing activities:
        Purchases of property and equipment, net                                                       (1,782)          (3,414)
        Sales (purchases) of investments, net                                                             823           (5,544)
                                                                                                    ---------        ---------

        Net cash used in investing activities                                                            (959)          (8,958)
                                                                                                    ---------        ---------

Cash flows from financing activities:
        Issuance of Series D convertible preferred                                                          -            7,279
        Net proceeds from public offerings                                                                  -          103,268
        Proceeds from exercise of warrants                                                                  -            8,000
        Exercise of stock options                                                                         631            5,188
        Borrowings (repayments) under lines of credit, net                                              5,267           (5,554)
        Subchapter S Corporation distributions                                                           (874)            (131)
                                                                                                    ---------        ---------
        Net cash provided by financing activities                                                       5,024          118,050
                                                                                                    ---------        ---------



        Effect of exchange rate changes                                                                     -               86

Net increase in cash and cash equivalents                                                                 243          111,233
Cash and cash equivalents, at beginning of period                                                       2,343            2,586
                                                                                                    ---------        ---------
Cash and cash equivalents, at end of period                                                         $   2,586        $ 113,819
                                                                                                    =========        =========